As filed with the Securities and Exchange Commission on December 12, 2023.

Registration No. 333-267334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-1550505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3550 Tyburn Street
Los Angeles, California 90065
Tel: (818) 316-1890
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christen Romero
General Counsel
Xos, Inc.
3550 Tyburn Street
Los Angeles, California 90065
Tel: (818) 316-1890
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dave Peinsipp
Rachel Proffitt
Logan Tiari
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
Tel: (415) 693-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (File No. 333-267334) (the “Registration Statement”) of Xos, Inc., a Delaware corporation (the “Company”), which was initially filed with the Securities and Exchange Commission on September 8, 2022. The Registration Statement registered up to 33,199,327 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

The Company has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with the undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 12, 2023.

XOS, INC.

/s/ Dakota Semler
Name:	Dakota Semler
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dakota Semler	Chief Executive Officer, Chairman	December 12, 2023
Dakota Semler	(Principal Executive Officer)

/s/ Liana Pogosyan	Vice President of Finance and	December 12, 2023
Liana Pogosyan	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer, Director	December 12, 2023
Giordano Sordoni

/s/ Stuart Bernstein	Director	December 12, 2023
Stuart Bernstein

*	Director	December 12, 2023
Alice K. Jackson

*	Director	December 12, 2023
Burt Jordan

*	Director	December 12, 2023
George N. Mattson

*	Director	December 12, 2023
Ed Rapp

* By:	/s/ Dakota Semler
Dakota Semler, attorney in fact

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